UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 5, 2016

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Willie Chiang, Executive Vice President and Chief Operating Officer (U.S.) of Plains All American Pipeline, L.P. (“PAA”) and Plains GP Holdings, L.P. (“PAGP”) intends to make a presentation at the 2016 Wells Fargo Securities Pipeline, MLP and Utility Symposium to be held in New York, New York from December 6-7, 2016. Mr. Chiang will also meet with members of the financial community during the conference. Mr. Chiang’s presentation, which will take place at 10:00 a.m. EST on Tuesday, December 6th, will provide an overview of PAA and PAGP, including PAA’s positioning in the crude oil value chain, current and anticipated industry conditions, 2016 guidance, strategic initiatives, financial position and related matters.

On the morning of December 6, 2016, the prepared presentation materials will be made available for viewing at www.plainsallamerican.com under the Investor Relations tab. The presentation will also be webcast live beginning at approximately 10:00 a. m. EST on Tuesday, December 6, 2016 and will be available for a period of approximately 90 days following the event at the following weblink: https://cc.talkpoint.com/well001/120616a_as/?entity=7_4RCO2F7. Neither PAA nor PAGP undertake to update the information as posted on their website; however, they may post additional information included in future press releases, Forms 8-K, and periodic Exchange Act reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: December 5, 2016	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President